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                                    EX-99-8.2

                   FIRST AMENDMENT TO PARTICIPATION AGREEMENT

Pursuant to the Participation Agreement made and entered into in November, 1999, by and among AIM Variable Insurance Funds (formerly AIM Variable Insurance Funds, Inc.), A I M Distributors, Inc., Aetna Insurance Company of America and Aetna Life Insurance and Annuity Company, the parties do hereby agree to amend the last clause of the first paragraph as follows:

      and Aetna Investment Services, Inc., a registered broker-dealer, the principal underwriter of the Contracts ("UNDERWRITER") (collectively, the "Parties").

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect on November 17, 2000.

                                                  AIM VARIABLE INSURANCE FUNDS

Attest: /s/ Nancy L. Martin                       By: /s/ Robert H. Graham
        ---------------------------------         ------------------------------
Name: Nancy L. Martin                             Name: Robert H. Graham
Title: Assistant Secretary                        Title: President

                                                  A I M DISTRIBUTORS, INC.

Attest: /s/ Nancy L. Martin                       By: /s/ Michael J. Cemo
        ---------------------------------         ------------------------------
Name: Nancy L. Martin                             Name: Michael J. Cemo
Title: Assistant Secretary                        Title: President

                                                  AETNA INSURANCE COMPANY OF
                                                  AMERICA, on behalf of itself
                                                  and its separate accounts

Attest: /s/Lena Ann Rabbitt                       By: /s/ Laurie M. Tillinghast
        ---------------------------------         ------------------------------
Name: Lena Ann Rabbitt                            Name: Laurie Tillinghast
Title: Assistant Corporate Secretary              Title: pursuant to delegation
                                                         of authority dated
                                                         8/12/98

                                                  AETNA INVESTMENT SERVICES,
                                                  INC, as Principal Underwriter
                                                  (now known as AETNA INVESTMENT
                                                  SERVICES, LLC)

Attest: /s/ John F. Todd                          By: /s/ Maureen Gillis
        ---------------------------------         ------------------------------
Name: John F. Todd                                Name: Maureen Gillis
Title: Corporate Secretary                        Title: President